EX. 99.1

Hub Group, Inc. Reports Second Quarter 2015 Earnings

OAK BROOK, IL, July 21, 2015, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended June 30, 2015.

Hub Group reported net income of $18.5 million for the second quarter ended June 30, 2015 compared to $18.7 million in the second quarter of 2014.  Hub Group’s diluted earnings per share was $0.51 for the second quarter of 2015 and 2014.  Hub Group’s revenue increased 1% to $900 million.

The Hub segment’s revenue increased 1% to $686 million.  Second quarter intermodal revenue increased 2% to $465 million.  Truck brokerage revenue increased 8% to $93 million this quarter.  Second quarter Unyson Logistics revenue declined 8% to $128 million.  The Hub segment’s operating income was $22 million.

The Mode segment’s revenue increased 1% to $234 million.  Operating income was $7.5 million, an increase of 12% compared to the prior year period.

Hub Group ended the quarter with $157 million in cash.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Tuesday, July 21, 2015 to discuss its second quarter results.

Hosting the conference call will be David Yeager, Chairman and Chief Executive Officer, Mark Yeager, Vice-Chairman, President and Chief Operating Officer, and Terri Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please register at http://www.yourconferencecenter.com/r.aspx?p=1&a=UWHyXScrivrkgm.  Registrants will be issued a passcode and PIN to use when dialing into the live call which will provide quickest access to the conference.  You may register at any time, including up to and after the call start time.  On the day of the call, dial (888) 206-4074 approximately ten minutes prior to the scheduled call time; enter the participant passcode and PIN received during registration.   The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2014 and our report on Form 10-Q for the period ended March 31, 2015. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Maralee Volchko of Hub Group, Inc., +1-630-271-3745

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
Revenue	$899,513	$893,930	$1,735,454	$1,742,379

Transportation costs	797,784	795,345	1,544,597	1,555,050
Gross margin	101,729	98,585	190,857	187,329

Costs and expenses:
Salaries and benefits	38,837	35,556	78,313	72,648
Agent fees and commissions	16,686	15,544	31,512	29,210
General and administrative	14,763	14,681	28,834	30,113
Depreciation and amortization	1,967	1,877	3,927	3,935
Total costs and expenses	72,253	67,658	142,586	135,906

Operating income	29,476	30,927	48,271	51,423

Other income (expense):
Interest expense	(720)	(398)	(1,461)	(805)
Interest and dividend income	19	11	25	25
Other, net	261	(25)	(1,143)	(230)
Total other expense	(440)	(412)	(2,579)	(1,010)

Income before provision for income taxes	29,036	30,515	45,692	50,413

Provision for income taxes	10,569	11,839	16,949	19,702

Net income	$18,467	$18,676	$28,743	$30,711

Basic earnings per common share	$0.51	$0.51	$0.80	$0.84

Diluted earnings per common share	$0.51	$0.51	$0.80	$0.84

Basic weighted average number of shares outstanding	35,986	36,674	36,071	36,667
Diluted weighted average number of shares outstanding	36,075	36,814	36,122	36,769

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended June 30, 2015
	Hub	Mode	Inter-Segment Elims	Hub Group Total
Revenue	$686,451	$233,847	$(20,785)	$899,513

Transportation costs	614,289	204,280	(20,785)	797,784
Gross margin	72,162	29,567	-	101,729

Costs and expenses:
Salaries and benefits	35,288	3,549	-	38,837
Agent fees and commissions	14	16,672	-	16,686
General and administrative	13,194	1,569	-	14,763
Depreciation and amortization	1,647	320	-	1,967
Total costs and expenses	50,143	22,110	-	72,253

Operating income	$22,019	$7,457	$-	$29,476

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended June 30, 2014
	Hub	Mode	Inter-Segment Elims	Hub Group Total
Revenue	$682,049	$231,538	$(19,657)	$893,930

Transportation costs	611,351	203,651	(19,657)	795,345
Gross margin	70,698	27,887	-	98,585

Costs and expenses:
Salaries and benefits	32,047	3,509	-	35,556
Agent fees and commissions	5	15,539	-	15,544
General and administrative	12,817	1,864	-	14,681
Depreciation and amortization	1,538	339	-	1,877
Total costs and expenses	46,407	21,251	-	67,658

Operating income	$24,291	$6,636	$-	$30,927

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Six Months
	Ended June 30, 2015
	Hub	Mode	Inter-Segment Elims	Hub Group Total
Revenue	$1,329,894	$447,369	$(41,809)	$1,735,454

Transportation costs	1,194,547	391,859	(41,809)	1,544,597
Gross margin	135,347	55,510	-	190,857

Costs and expenses:
Salaries and benefits	70,948	7,365	-	78,313
Agent fees and commissions	29	31,483	-	31,512
General and administrative	25,392	3,442	-	28,834
Depreciation and amortization	3,265	662	-	3,927
Total costs and expenses	99,634	42,952	-	142,586

Operating income	$35,713	$12,558	$-	$48,271

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Six Months
	Ended June 30, 2014
	Hub	Mode	Inter-Segment Elims	Hub Group Total

Revenue	$1,335,458	$440,444	$(33,523)	$1,742,379

Transportation costs	1,200,262	388,311	(33,523)	1,555,050
Gross margin	135,196	52,133	-	187,329

Costs and expenses:
Salaries and benefits	65,384	7,264	-	72,648
Agent fees and commissions	16	29,194	-	29,210
General and administrative	26,557	3,556	-	30,113
Depreciation and amortization	3,055	880	-	3,935
Total costs and expenses	95,012	40,894	-	135,906

Operating income	$40,184	$11,239	$-	$51,423

HUB GROUP, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$156,780	$109,769
Accounts receivable trade, net	420,951	401,803
Accounts receivable other	18,022	24,886
Prepaid taxes	1,653	14,937
Deferred taxes	8,229	4,816
Prepaid expenses and other current assets	11,325	14,355
TOTAL CURRENT ASSETS	616,960	570,566

Restricted investments	22,239	21,944
Property and equipment, net	332,532	338,327
Other intangibles, net	13,786	14,434
Goodwill, net	262,704	262,813
Other assets	3,827	4,043
TOTAL ASSETS	$1,252,048	$1,212,127

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$270,189	$256,345
Accounts payable other	22,629	21,333
Accrued payroll	19,644	16,192
Accrued other	37,401	43,523
Current portion of capital lease	2,560	2,504
Current portion of long term debt	23,387	19,619
TOTAL CURRENT LIABILITIES	375,810	359,516

Long term debt	76,302	72,460
Non-current liabilities	21,731	22,929
Long term portion of capital lease	14,638	15,937
Deferred taxes	146,188	140,501

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2015 and 2014	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2015 and 2014; 36,072,126 shares outstanding in 2015 and 36,247,324 shares outstanding in 2014	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2015 and 2014	7	7
Additional paid-in capital	168,785	171,235
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	618,552	589,809
Accumulated other comprehensive loss	(97)	(77)
Treasury stock; at cost, 5,152,666 shares in 2015 and 4,977,468 shares in 2014	(154,822)	(145,144)
TOTAL STOCKHOLDERS' EQUITY	617,379	600,784
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,252,048	$1,212,127

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net income	$28,743	$30,711
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,526	13,780
Deferred taxes	2,489	5,557
Compensation expense related to share-based compensation plans	4,110	4,191
Gain on sale of assets	(60)	(10)
Excess tax benefits from share-based compensation	(33)	-
Changes in operating assets and liabilities:
Restricted investments	(295)	(1,206)
Accounts receivable, net	(11,407)	(40,654)
Prepaid taxes	13,284	(165)
Prepaid expenses and other current assets	3,030	(2,063)
Other assets	216	(601)
Accounts payable	15,132	21,756
Accrued expenses	8,943	882
Non-current liabilities	(1,226)	(537)
Net cash provided by operating activities	80,452	31,641

Cash flows from investing activities:
Proceeds from sale of equipment	136	319
Purchases of property and equipment	(23,716)	(46,443)
Net cash used in investing activities	(23,580)	(46,124)

Cash flows from financing activities:
Proceeds from issuance of debt	18,548	25,361
Repayments of long term debt	(10,938)	(2,535)
Stock tendered for payments of withholding taxes	(2,877)	(3,151)
Purchase of treasury stock	(13,419)	-
Capital lease payments	(1,243)	(1,219)
Excess tax benefits from share-based compensation	89	228
Net cash (used in) provided by financing activities	(9,840)	18,684

Effect of exchange rate changes on cash and cash equivalents	(21)	(1)

Net increase in cash and cash equivalents	47,011	4,200
Cash and cash equivalents beginning of period	109,769	68,964
Cash and cash equivalents end of period	$156,780	$73,164